                             ARTICLES SUPPLEMENTARY
                                       OF
                        HARTFORD HLS SERIES FUND II, INC.

     Hartford HLS Series Fund II, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation currently has the authority to issue two billion, three hundred million (2,300,000,000) shares of $0.001 par value common stock, having an aggregate par value of two million, three hundred thousand dollars ($2,300,000), as listed below:

                                                    CLASS IA        CLASS IB
SERIES                                               SHARES          SHARES
------                                              --------        --------
Hartford Growth Opportunities HLS Fund             187,500,000     12,500,000

Hartford SmallCap Growth HLS Fund                  187,500,000     12,500,000

Hartford U.S. Government Securities HLS Fund       187,500,000     12,500,000

Hartford Value Opportunities HLS Fund              187,500,000     12,500,000

                                                         NUMBER OF SHARES
SERIES                                                       IN SERIES
------                                                   ----------------
Hartford American Leaders HLS Fund                          100,000,000

Hartford Blue Chip Stock HLS Fund                           100,000,000

Hartford Blue Chip Stock HLS Fund II                        100,000,000

Hartford Capital Opportunities HLS Fund                     100,000,000

Hartford Global Equity HLS Fund                             100,000,000

Hartford International Stock HLS Fund                       100,000,000

Hartford International Stock HLS Fund II                    100,000,000

Hartford Investors Growth HLS Fund                          100,000,000

Hartford LargeCap Growth HLS Fund                           100,000,000

Hartford MidCap Stock HLS Fund                              100,000,000

Hartford Multisector Bond HLS Fund                          100,000,000

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
Hartford SmallCap Value HLS Fund                            100,000,000

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board of Directors has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to eight billion, two hundred million (8,200,000,000) shares, having an aggregate par value of eight million, two hundred thousand dollars ($8,200,000), to accommodate the creation of Class IB Shares for the Hartford Blue Chip Stock HLS Fund, Hartford Capital Opportunities HLS Fund, Hartford International Stock HLS Fund, Hartford LargeCap Growth HLS Fund, Hartford MidCap Stock HLS Fund, Hartford Multisector Bond HLS Fund and Hartford SmallCap Value HLS Fund, and the reclassification of such shares as set forth below:

                                                     CLASS IA          CLASS IB
SERIES                                                SHARES            SHARES
------                                                --------          --------
Hartford Blue Chip Stock HLS Fund                   500,000,000       200,000,000

Hartford Capital Opportunities HLS Fund             500,000,000       200,000,000

Hartford Growth Opportunities HLS Fund              500,000,000       200,000,000

Hartford International Stock HLS Fund               500,000,000       200,000,000

Hartford LargeCap Growth HLS Fund                   500,000,000       200,000,000

Hartford MidCap Stock HLS Fund                      500,000,000       200,000,000

Hartford Multisector Bond HLS Fund                  500,000,000       200,000,000

Hartford SmallCap Growth HLS Fund                   500,000,000       200,000,000

Hartford SmallCap Value HLS Fund                    500,000,000       200,000,000

Hartford U.S. Government Securities HLS Fund        500,000,000       200,000,000

Hartford Value Opportunities HLS Fund               500,000,000       200,000,000

SERIES                                              NUMBER OF SHARES IN SERIES
------                                              --------------------------
Hartford American Leaders HLS Fund                         100,000,000

Hartford Blue Chip Stock HLS Fund II                       100,000,000

Hartford Global Equity HLS Fund                            100,000,000

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
Hartford International Stock HLS Fund II                   100,000,000

Hartford Investors Growth HLS Fund                         100,000,000

THIRD: Shares of the Corporation's Class IA and IB Common Stock shall have all of the rights, preferences and privileges as set forth in the Corporation's charter and as set forth in the Corporation's current prospectuses, statements of additional information and multiple class plan.

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

SIXTH: The Board of Directors of the Corporation at a meeting on October 30, 2002 authorized the increase of shares as set forth herein and the creation of Class IB Shares for the Hartford Blue Chip Stock HLS Fund, Hartford Capital Opportunities HLS Fund, Hartford International Stock HLS Fund, Hartford LargeCap Growth HLS Fund, Hartford MidCap Stock HLS Fund, Hartford Multisector Bond HLS Fund and Hartford SmallCap Value HLS Fund.

     IN WITNESS WHEREOF, Hartford HLS Series Fund II, Inc. has caused these Articles Supplementary to be duly executed by Kevin J. Carr, its Vice President, and attested to by Daniel E. Burton, its Assistant Secretary, this 9th day of January 2003.

                                            Hartford HLS Series Fund II, Inc.
Attest:

                                            By: /s/ Kevin J. Carr
                                                --------------------------------
/s/ Daniel E. Burton                            Kevin J. Carr
-------------------------                       Vice President
Daniel E. Burton
Assistant Secretary


     I, Kevin J. Carr, Vice President of Hartford HLS Series Fund II, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                                /s/ Kevin J. Carr
                                                ------------------------
                                                Kevin J. Carr